Exhibit 10.13

FIRST AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT AND REAFFIRMATION OF GUARANTEES AND ENVIRONMENTAL INDEMNITY

THIS FIRST AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT, OMNIBUS AMENDMENT TO LOAN DOCUMENTS AND REAFFIRMATION OF GUARANTEES AND ENVIRONMENTAL INDEMNITY (this “Amendment and Reaffirmation”) is made as of February 14, 2022 (the “Effective Date”), by and among STWD 2021-FL2, LTD., an exempted company with limited liability under the laws of the Cayman Islands, as successor-in-interest to Initial Lender (defined below) (in such capacity, together with its successors and assigns, “Lender”), 1350 S DIXIE MEZZ BORROWER LLC, a Delaware limited liability company (“Borrower”), STWD 2021-FL2, LTD., an exempted company with limited liability under the laws of the Cayman Islands, as successor-in-interest to Starwood Property Mortgage Sub-12-A, L.L.C., a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, “Administrative Agent”), and CHARLES D. NOLAN, JR., an individual (“Guarantor”).

RECITALS:

A. Pursuant to that certain Amended and Restated Mezzanine Loan and Security Agreement dated as of November 19, 2021 (the “Original Loan Agreement”; the Original Loan Agreement, as amended by this Amendment and Reaffirmation, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, Starwood Property Mortgage Sub-12-A, L.L.C., a Delaware limited liability company (together with its successors and assigns, “Initial Lender”), the other Lenders (as defined in the Original Loan Agreement) a party thereto, and Administrative Agent, the Lenders made a loan to Borrower in the maximum principal amount of $33,750,000 (the “Original Loan”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Loan Agreement, as amended and modified by this Amendment and Reaffirmation.

B. The parties hereto desire to (i) amend the Original Loan Agreement and (ii) reaffirm the obligations of Guarantor under the Guarantees and the Environmental Indemnity.

NOW THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

AGREEMENT:

1. Amendments to Loan Agreement. The Original Loan Agreement is hereby amended as follows:

(a) The following definition in Section 1.1 of the Original Loan Agreement is hereby deleted in its entirety and the following corresponding definitions are substituted therefor:

“F&B Management Agreement” means (i) that certain Food and Beverage Management Agreement, dated as of March 1, 2021, by and between Mortgage Borrower and F&B Manager, as assigned pursuant to that certain Assignment, Assumption and Amendment of Food and Beverage Management Agreement, dated as of February 14, 2022, by and between Mortgage Borrower and Hotel Lessee, and (ii) any replacement food and beverage management agreements hereafter entered into by Mortgage Borrower or Hotel Lessee with a Qualified Manager for the operation of one or more restaurants in the Project, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

(b) Section 1.1 of the Original Loan Agreement is amended by adding the following new defined term:

“NRI Real Token” shall mean NRI Real Token Inc., a Maryland corporation.

“REIT Compliance Distributions” shall have the meaning set forth in Section 7.3(l) hereof.

(c) The Original Loan Agreement is hereby amended by amending and restated Section 7.3(l) thereof in its entirety as follows:

“(l) Distributions. Make any distributions to or for the benefit of any of its partners or members or its or their respective Affiliates, other than (i) payments under Affiliate Agreements permitted under Section 7.3(s) (which agreements were expressly approved by Administrative Agent after disclosure to Administrative Agent of such Affiliate’s fees), (ii)  cash distributions from Mortgage Borrower to Borrower to the extent permitted hereunder to satisfy the portion of Aggregate Debt Service payable under the Loan, and any other disbursements by Mortgage Administrative Agent to Administrative Agent pursuant to the terms of the Loan Documents or the Mortgage Loan Documents, (iii) distributions of final Advances made from (x) the TI/LC Allocation pursuant to Section 4.2(b), (y) the Hotel Unit Work Allocation pursuant to Section 4.3(b) and (z) the Interest/OpEx Allocation pursuant to Section 4.4.5(c), and (iv) distributions reasonably necessary to enable NRI Real Token to (A) maintain its qualification for federal income tax purposes and for state income and franchise tax purposes as a real estate investment trust, (B) avoid the imposition of corporate income and excise taxes on undistributed income, in the case of the foregoing clauses (A) and (B), not to exceed One Hundred Fifty Thousand and 00/Dollars ($150,000) per annum in the aggregate, and (C) allow for distributions to holders of preferred shares in NRI Real Token in amounts per annum not to exceed $13,200 (the distributions described in the foregoing clauses (A) through (C), collectively, “REIT Compliance Distributions”; provided, however, that (1) Borrower or Mortgage Borrower may at any time redeem preferred shares in NRI Real Token for the amount of $110,000 plus any accrued and unpaid dividend with funds other than Excess Cash Flow, (2) in the event that (I) the establishment of a cash management system pursuant to and in accordance with Section 5.1.1(c) shall have occurred and (I) the limitations on REIT Compliance Distributions set forth in the foregoing clauses (A)-(C) shall be insufficient to permit NRI Real Token to satisfy its federal income tax distribution requirements and obligations (taking into account the provisions of Rev. Proc. 2017-45, which permits up to eighty percent (80%) of such distribution requirements to be satisfied with stock and any other similar revenue procedure that may be available to NRI Real Token that permits more than eighty percent (80%) of such distribution requirements to be satisfied with stock), then, upon the written request of Borrower, Administrative Agent shall consider in good faith, after receipt of evidence satisfactory to Administrative Agent that NRI Real Token’s REIT taxable income is materially higher than the REIT taxable income projections provided to Administrative Agent on or about the Effective Date, permitting the disbursement of additional funds from the Excess Cash Flow Reserve Account solely for the payment of REIT Compliance Distributions described in clauses (A) and (B) above in such amounts as may be necessary to permit NRI Real Token to satisfy its federal income tax distribution requirements and obligations, and (3) any REIT Compliance Distributions permitted hereunder shall be prorated with respect to any taxable year in which the Loan is repaid in full prior to the last day of such taxable year.”

(d) The Original Loan Agreement is hereby amended by amending and restated Section 17.6 thereof in its entirety as follows:

“17.6 Excess Cash Flow Reserve Account. From and after the establishment of a cash management system pursuant to and in accordance with Section 5.1.1(c), all Excess Cash Flow shall be collected by Administrative Agent for the ratable benefit of the Lenders in the excess cash flow reserve account established pursuant to Section 5.1.1(c) and all such amounts shall be held by Administrative Agent as additional security for the Loan (the account in which such amounts are held, the “Excess Cash Flow Reserve Account”) and shall be applied in accordance with the terms hereof. Upon the occurrence of a Cash Management Termination Event with respect to any Cash Management Period, any amounts remaining in the Excess Cash Flow Reserve Account shall be released to Borrower. If an Event of Default has occurred and remains outstanding, then Administrative Agent shall apply such funds as determined by Administrative Agent. Any Excess Cash Flow remaining on deposit in the Excess Cash Flow Reserve Account upon the satisfaction in full of the Debt (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive the satisfaction of the Note(s) in full, shall be disbursed to Borrower. Notwithstanding anything to the contrary contained herein, (a) provided no Event of Default exists, upon written request from Borrower from time to time, Administrative Agent shall disburse amounts on deposit in the Excess Cash Flow Reserve Account to Borrower for the payment of REIT Compliance Distributions, and (b) other than amounts disbursed to Borrower pursuant to the foregoing clause (a), Borrower shall not be entitled to receive any disbursements of amounts on deposit in the Excess Cash Flow Reserve Account as long as any portions of the TI/LC Allocation, the Hotel Unit Work Allocation and/or the Interest/OpEx Allocation remain to be advanced by Lenders hereunder.”

(e) All references in the Original Loan Agreement to “this Agreement” shall be deemed to be references to the Original Loan Agreement as amended by this Amendment and Reaffirmation.

2. Reaffirmation of Guarantees and Environmental Indemnity. Guarantor hereby: (i) acknowledges and consents to the execution and delivery of this Amendment and Reaffirmation; (ii) ratifies and confirms all of the terms, covenants, conditions and obligations contained in the Recourse Guaranty, the Payment Guaranty, the Carry Guaranty and the Environmental Indemnity (each as amended pursuant to this Amendment and Reaffirmation) (collectively, the “Guarantor Documents”); (iii) reaffirms the continuing validity of the Guarantor Documents and that Guarantor’s obligations and rights under the Guarantor Documents are and shall remain in full force and effect and enforceable in accordance with their respective terms, and there are no claims, counterclaims, offsets, defenses, defaults or events which, with the passage of time or giving of notice, would constitute a default with respect to any of the Guarantor Documents; (iv) acknowledges and agrees that Administrative Agent’s and Lender’s request for Guarantor’s consent to the execution and delivery of this Amendment and Reaffirmation shall not be construed as requiring consent by Guarantor to any future modification or amendment of any documents or instruments pertaining to Borrower’s obligations to Administrative Agent and/or the Lenders; (v) acknowledges and agrees that it has had the opportunity to review this Amendment and Reaffirmation, and all other documents, instruments and agreements executed by Borrower in connection with the modifications contemplated hereby and thereby and is entering into this Amendment and Reaffirmation with full knowledge of each of the foregoing and (vi)  waives any and all rights of subrogation, reimbursement, indemnity, contribution or any other claim arising from the existence or performance of the Guarantor Documents which Guarantor may now or hereafter have against Borrower or any other person (or their respective properties) directly or contingently liable for the obligations of Borrower until such time as the Loan has been paid and satisfied in full and all obligations owed to the Lenders under the Loan Documents have been fully performed, subject in all events, to the terms of the Guarantor Documents (including, without limitation, Sections 1.9 and 6.15 of each of the Recourse Guaranty, the Payment Guaranty and the Carry Guaranty).

3. Borrower’s Reaffirmation. Borrower represents, warrants and covenants to Administrative Agent and the Lenders that the Loan Documents to which Borrower is a party (as modified by this Amendment and Reaffirmation) are in full force and effect and enforceable in accordance with their respective terms, and there are no claims, counterclaims, offsets, defenses, defaults or events which, with the passage of time or giving of notice, would constitute a default with respect to the Loan Documents or the obligations evidenced thereby.

4. Authority. Each party hereto represents and warrants that such party is (a) authorized to enter into this Amendment and Reaffirmation and (b) has obtained all necessary consents, if any, needed to enter into this Amendment and Reaffirmation.

5. Payment of Transaction Expenses. Borrower shall pay the reasonable out-of-pocket costs and expenses incurred by Administrative Agent and the Lenders in connection with the transactions contemplated herein or otherwise outstanding as of the date hereof (collectively, the “Transaction Expenses”), including reasonable legal fees and disbursements of Administrative Agent and Lenders’ counsel, any recording costs, taxes, and other charges, costs and fees actually incurred by Administrative Agent and Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and Reaffirmation.

6. Acknowledgment of Debt Owed. The parties hereto acknowledge and agree that as of the Effective Date, the outstanding principal balance of the Loan is $31,777,513.79 and the principal amount of $1,972,486.21 remains available to be advanced under the Loan.

7. Claims or Defenses; Release. Borrower and Guarantor, on behalf of themselves, each of their respective successors and assigns, and each of their Affiliates, acknowledge and agree that, as of the date hereof, they have no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever against Administrative Agent, any Lender, any loan participant, any servicer or any of their respective Affiliates, including, without limitation, any usury or lender liability claims or defenses, arising out of the Loan or the Loan Documents or, in connection with the Loan or this Amendment and Reaffirmation. Each of Borrower and Guarantor further acknowledge that to the extent that any claim as described above should in fact exist on the date hereof, including, without limitation, any usury or lender liability claim or defense, it is hereby fully, finally and irrevocably released by Borrower and Guarantor. Moreover and notwithstanding anything to the contrary contained herein or in any of the Loan Documents, in consideration of the execution and delivery of this Amendment and Reaffirmation, the Borrower Parties, on behalf of themselves and their respective successors and assigns, hereby fully, forever and irrevocably release, discharge and acquit the Released Parties (as defined below) of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why by reason of what facts, whether heretofore or now existing or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length that in any way arise from the Loan, or the administration thereof, the Loan Documents, or the collateral for the Loan, as well as any action or inaction of the Released Parties or any of them with respect to the Loan or the administration thereof. As used herein, the term “Released Parties” means Administrative Agent, each Lender and their respective past and present affiliates and participants, and their respective past and present constituent members, partners, participants, officers, directors, servicers, agents, attorneys (including their external counsel), accountants, and employees of each and all of the foregoing entities, and their respective successors, heirs and assigns. Each of the Borrower Parties acknowledge and agree that factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected for the period prior to the date hereof, and the Borrower Parties further agree, represent and warrant that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that the Borrower Parties nevertheless hereby intend to release, discharge and acquit the Released Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

8. Conditions Precedent to Effective Date. The terms and provisions of this Amendment and Reaffirmation shall be deemed effective from and after the Effective Date subject to the satisfaction of each of the following conditions precedent:

(a) Loan Documents. Administrative Agent shall have received and approved a fully executed original of this Amendment and Reaffirmation.

(b) Expenses. Borrower shall have paid all of the Transaction Expenses.

9. Governing Law. This Amendment and Reaffirmation shall be governed in accordance with the terms and provisions of Section 20.3 of the Loan Agreement.

10. Conflicts or Inconsistencies. This Amendment and Reaffirmation is entered into pursuant to and subject to the terms set forth in the Loan Agreement. In the event of a conflict or inconsistency between the terms set forth in this Amendment and Reaffirmation and the Loan Agreement, the terms of this Amendment and Reaffirmation shall control.

11. Severability. Wherever possible, each provision of this Amendment and Reaffirmation shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment and Reaffirmation shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment and Reaffirmation.

12. Counterparts. This Amendment and Reaffirmation may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Signatures delivered by email (in.pdf format) shall be considered binding with the same force and effect as original signatures.

13. Successors and Assigns. This Amendment and Reaffirmation shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

14. Amendments. This Amendment and Reaffirmation may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Reaffirmation to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

1350 S DIXIE MEZZ BORROWER LLC,
a Delaware limited liability company

By:	/s/ Brent M. Reynolds
Brent M. Reynolds
Authorized Representative

[Signatures Continue on Following Page]

LENDER:

STWD 2021-FL2, LTD., an exempted company
with limited liability under the laws of the Cayman Islands,

By: STWD Investment Management, LLC, as Collateral Manager

By:	/s/ Farid Maluf
	Name:	Farid Maluf
	Title:	Vice President

ADMINISTRATIVE AGENT:

STWD 2021-FL2, LTD., an exempted company
with limited liability under the laws of the Cayman Islands,

By: STWD Investment Management, LLC, as Collateral Manager

By:	/s/ Farid Maluf
	Name:	Farid Maluf
	Title:	Vice President

[Signatures Continue on Following Page]

GUARANTOR:

/s/ Charles D. Nolan, Jr.
CHARLES D. NOLAN, JR.